Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Asbury Automotive Group, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  September 22, 2014

LionEye Master Fund Ltd

By:	/s/ Stephen Raneri
	Name:	Stephen Raneri
	Title:	Director

LionEye Onshore Fund LP

By:	LionEye Advisors LLC General Partner

By:	/s/ Stephen Raneri
	Name:	Stephen Raneri
	Title:	Managing Member

LionEye Advisors LLC

By:	/s/ Stephen Raneri
	Name:	Stephen Raneri
	Title:	Managing Member

LionEye Capital Management LLC

By:	/s/ Stephen Raneri
	Name:	Stephen Raneri
	Title:	Managing Member

/s/ Stephen Raneri
Stephen Raneri

/s/ Arthur Rosen
Arthur Rosen